[EXHIBIT 10.1]

                  AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made
                                             ---------
and entered into as of September 5, 2007, by and among Dentalserv.com, a Nevada corporation ("Dentalserv.com") and
                                       --------------
Medpro Safety Products Inc., a Delaware corporation ("Medpro").
                                                      ------
                         R E C I T A L S
                         ---------------

     A. The Boards of Directors of Dentalserv.com and Medpro believe it is in the best interests of their respective companies and the stockholders of their respective companies that Dentalserv.com and Medpro combine into a single Dentalserv.com through the statutory merger of Dentalserv.com and Medpro (the "Merger") and, in furtherance thereof, have approved the Merger.
 ------
     B. Pursuant to the Merger, among other things, the outstanding shares of Medpro common stock, $.01 par value ("Medpro Common Stock"), shall be converted into shares of
  -------------------
Dentalserv.com Common Stock, $.001 par value ("Dentalserv.com
                                               --------------
Common Stock").
------------
     C. Dentalserv.com and Medpro desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                       ----
and to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                           THE MERGER
                           ----------

     1.1     The Merger. At the Effective Time (as defined in
             ----------
Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Certificate of Merger substantially in the form attached hereto as Exhibit A and in accordance with the applicable provisions of the Nevada Revised Statutes ("Nevada
                                                       ------
Law") and the Delaware General Corporation Law ("Delaware Law"),
---                                              ------------
Medpro shall be merged with and into Dentalserv.com, the separate corporate existence of the Medpro shall cease and Dentalserv.com shall continue as the surviving corporation and shall take the name "Medpro Safety Products, Inc.". Dentalserv.com as the
surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                    ---------------------
     1.2     Closing; Effective Time. The closing of the
             -----------------------
transactions contemplated hereby (the "Closing") shall take place
                                       -------
as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other
                               ----------
time as the parties hereto agree (the "Closing Date"). The
                                       ------------
Closing shall take place at the offices of Lord, Bissell &
Brook LLP, 885 Third Avenue, 26th Floor, New York, NY 10022,
or at such other location as the parties hereto
agree. In connection with the Closing, the parties hereto
shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Nevada, in accordance with the relevant provisions of Nevada Law (the time of such filing being the "Effective Time").  Promptly after the Closing,
                          --------------
a certified copy of the Certificate of Merger as filed with the Secretary of State of the State of Nevada shall be filed with the Secretary of State of the State of Delaware.

     1.3      Effect of the Merger. At the Effective Time, the
              --------------------
effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Nevada Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

          (a) all debts, liabilities and duties of Medpro shall become the debts, liabilities and duties of the Surviving Corporation;

          (b) the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation attached to the Certificate of Merger as filed with the Secretary of State of the State of Nevada, until thereafter amended as provided by law and such Articles of Incorporation;

          (c) the Bylaws of Medpro, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be Medpro Safety Products, Inc., until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws; and

          (d)  the persons  designated by Medpro on Schedule 6.2(e)
                                                    ---------------
shall become, in the manner set forth in Section 6.3(e), the
                                         --------------
directors and officers of the Surviving Corporation from and after the Effective Time, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

     1.4      Conversion of Medpro Common Stock. At the Effective
              ---------------------------------
Time, by virtue of the Merger and without any action on the part of the holders of Medpro Common Stock or the holders of the Dentalserv.com Common Stock, each of the 24,879,363 shares of Medpro Common Stock, which will then constitute all of the issued and outstanding shares of the capital stock of Medpro, shall be converted into 11,878,628 fully paid and nonassessable shares of Dentalserv.com Common Stock (the "Exchange Ratio").
                                  --------------
     1.5    Surrender of Certificates.
            -------------------------
          (a)  Exchange Agent.  The transfer agent of
               --------------
Dentalserv.com shall act as exchange agent (the "Exchange Agent")
                                                 --------------
in the Merger.

          (b)  Dentalserv.com to Provide Common Stock. Promptly
               --------------------------------------
after the Effective Time, Dentalserv.com shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Dentalserv.com may adopt, the shares of Dentalserv.com Common Stock into which the shares of Medpro Common Stock outstanding immediately prior to the Effective Time were converted pursuant to Section 1.4.
                                              -----------
          (c)  Exchange Procedures. Promptly after the Effective
               -------------------
Time, the Surviving Corporation shall cause the Exchange
Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to
                   ------------
the Effective Time represented outstanding shares of Medpro
Common Stock whose shares were converted into the right to
receive shares of Dentalserv.com Common Stock as set forth
in Section 1.4, pursuant to (i) a letter of transmittal and
   -----------
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates or agreements representing shares of Medpro Common Stock. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving
Corporation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Dentalserv.com
Common Stock and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Medpro Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Dentalserv.com Common Stock into which such shares of Medpro Common Stock were otherwise converted at the Effective Time.

          (d)  Transfers of Ownership. If any certificate for
               ----------------------
shares of Dentalserv.com Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered be accompanied by a duly completed and validly executed letter of transmittal in proper form for transfer and that the person requesting such exchange will have paid to Medpro or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Dentalserv.com Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Surviving Corporation or any agent designated by it that such tax has been paid or is not payable.

     1.6     No Further Ownership Rights in Medpro Common Stock.
             --------------------------------------------------
All shares of Dentalserv.com Common Stock issued upon the surrender of Certificates pursuant to Section 1.5(c) shall be
                                      --------------
deemed to have been issued in full satisfaction of all rights pertaining to such securities, and there shall be no further registration of transfers on the records of Medpro of shares of Medpro Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.7     Lost, Stolen or Destroyed Certificates. If any
             --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Dentalserv.com Common Stock as may be required pursuant to Section 1.4.
                                     -----------

     1.8     Tax Consequences. It is intended by the parties
             ----------------
hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.9     Withholding Rights.  The Surviving Corporation shall
             ------------------
be entitled to deduct and withhold from the number of shares of Dentalserv.com Common Stock otherwise deliverable under this Agreement, such amounts as the Surviving Corporation is required, and Medpro acknowledges and agrees is required, to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the former holder of shares of Medpro Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     1.10    Taking of Necessary Action; Further Action. If, at
             --------------------------
any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Medpro, the officers and directors of Medpro and Dentalserv.com are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement



                           ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF DENTALSERV.COM
        ------------------------------------------------

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person
                           --------
means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material
                                                         --------
Adverse Effect" with respect to any person means any event,
--------------
change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.

     Except as disclosed in that section of the document dated as of the date of this Agreement and delivered by Dentalserv.com to Medpro prior to the execution and delivery of this Agreement (the "Dentalserv.com Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Dentalserv.com Disclosure Schedule unless it is reasonably apparent to Medpro from the nature of the disclosure that it is applicable to another Section of this Agreement, Dentalserv.com represents and warrants to Medpro as follows:

     2.1    Organization, Standing and Power. Dentalserv.com is a
            --------------------------------
corporation duly organized, validly existing and in good
standing under the laws of the State of Nevada. Dentalserv.com has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do
business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Dentalserv.com. Dentalserv.com has delivered or made available to Medpro a true and correct copy of the Articles of Incorporation (the "Articles of Incorporation"), and the Bylaws,
                    -------------------------
or other charter documents, as applicable, of Dentalserv.com, as amended to date. Dentalserv.com is not in violation of any of the provisions of its charter or bylaws. Dentalserv.com does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.
Schedule 2.1 of the Dentalserv.com Disclosure Schedule lists, and
------------------------------------------------------
Dentalserv.com has delivered to Medpro copies of, the charters of each committee of Dentalserv.com's Board of Directors and any code of conduct or similar policy adopted by Dentalserv.com.

     2.2    Capital Structure. The authorized capital stock of
            -----------------
Dentalserv.com consists of 90,000,000 shares of common stock, $0.001 par value, of which there were issued and outstanding as of the close of business as of the date hereof, 1,396,000 shares of Dentalserv.com Common Stock, along with 28,888,186 warrants to purchase shares of Dentalserv.com Common Stock, and 10,000,000 shares of preferred stock, $0.001 par value (the "Dentalserv.com
                                                  --------------
Preferred Stock"), of which 6,668,230 were issued and outstanding
---------------
as of the close of business as of the date hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Dentalserv.com Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Dentalserv.com or any agreement to which Dentalserv.com is a party or by which it is bound.

     2.3    Authority.  Dentalserv.com has all requisite corporate
            ---------
power and authority to enter into this Agreement and to
consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by Dentalserv.com's stockholders holding a majority of the outstanding shares of Dentalserv.com
Common Stock.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Dentalserv.com, subject only to the adoption of this Agreement by Dentalserv.com's stockholders holding a majority of the outstanding shares of Dentalserv.com Common Stock. This
Agreement has been duly executed and delivered by Dentalserv.com and constitutes the valid and binding obligation of
Dentalserv.com enforceable against Dentalserv.com in accordance with its terms, except as enforceability may be limited by
bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Dentalserv.com does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or
acceleration of any obligation or loss of any benefit under (i)
any provision of the Articles of Incorporation or Bylaws of Dentalserv.com, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Dentalserv.com or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of subsection (ii) above could not have had and could not reasonably be expected to have a Material Adverse Effect on Dentalserv.com. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity")
                                            -------------------
is required by or with respect to Dentalserv.com in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of
Merger as provided in Section 1.2; (ii) the filing
                      -----------
with the SEC of Form D; (iii) the filing of a Form 8-K with the
SEC within four (4) business days after the Closing Date; (iv)
such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) such filings, if any, as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (vi) such other consents, authorizations, filings,
  ---
approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Dentalserv.com and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     2.4    Financial Statements. Dentalserv.com has provided to
            --------------------
Medpro a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of Dentalserv.com for the fiscal year ended December 31, 2006 (the "Financial Statements"). The Financial Statements were prepared
 --------------------
in accordance with generally accepted accounting principles of the United States ("GAAP") applied on a consistent basis
                    ----
throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Dentalserv.com at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

     2.5    Absence of Certain Changes. Since June 30, 2007 (the
            --------------------------
"Dentalserv.com Balance Sheet Date"), Dentalserv.com has
 ---------------------------------
conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition that has resulted in, or is reasonably likely to result in, or to the best of Dentalserv.com's knowledge any event beyond Dentalserv.com's control that is reasonably likely to result in, a Material Adverse Effect to Dentalserv.com; (ii) any acquisition, sale or transfer of any material asset of Dentalserv.com other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices by Dentalserv.com ; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Dentalserv.com, or any direct or indirect redemption, purchase or other acquisition by Dentalserv.com of any of its shares of capital stock; (v) any material contract entered into by Dentalserv.com, other than in the ordinary course of business, or any amendment or termination of, or default under, any material contract to which Dentalserv.com is a party; (vi) any amendment or change to Dentalserv.com's Articles of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Dentalserv.com to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Dentalserv.com's past practices. Dentalserv.com has not agreed since June 30, 2007 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to take any of the actions described in the preceding clauses (i) through (vii) (other than negotiations with Medpro and its representatives regarding the transactions contemplated by this Agreement).

     2.6    Absence of Undisclosed Liabilities.  Dentalserv.com
            ----------------------------------
has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Financial Statements (the "Dentalserv.com Balance Sheet"), (ii)
                           ----------------------------
those incurred in the ordinary course of business and not required to be set forth in Dentalserv.com Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since Dentalserv.com Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Dentalserv.com; and (iv) those incurred in connection with the execution of this Agreement.

     2.7    Litigation. There is no private or governmental
            ----------
action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Dentalserv.com, threatened against Dentalserv.com of its officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Dentalserv.com. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Dentalserv.com or its assets or business, or, to the knowledge of Dentalserv.com any of its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Dentalserv.com. Schedule 2.7 of
                                           ---------------
Dentalserv.com Disclosure Schedule lists all actions, suits,
----------------------------------
proceedings, claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve Dentalserv.com.

     2.8    Restrictions on Business Activities. There is no
            -----------------------------------
agreement, judgment, injunction, order or decree binding upon Dentalserv.com which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Dentalserv.com, any acquisition of property by Dentalserv.com or the conduct of business by Dentalserv.com.

     2.9    Governmental Authorization. Dentalserv.com has
            --------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Dentalserv.com currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Dentalserv.com's business or the holding of any such interest ((i) and (ii) herein collectively called "Dentalserv.com
                                          --------------
Authorizations"), and all of such Dentalserv.com Authorizations
--------------
are in full force and effect, except where the failure to obtain or have any of such Dentalserv.com Authorizations or where the failure of such Dentalserv.com Authorizations to be in full force and effect could not reasonably be expected to have a Material Adverse Effect on Dentalserv.com.

     2.10   Title to Property. Dentalserv.com has good and valid
            -----------------
title to all of its properties, interests in properties and assets, real and personal, reflected in Dentalserv.com Balance
Sheet.

     2.11   Intellectual Property. Dentalserv.com owns, or is
            ---------------------
licensed or otherwise possesses legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, maskworks, schematics, trade secrets, computer software programs (in both source code, except in circumstances where Dentalserv.com only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business
           ---------------------
of Dentalserv.com ("Dentalserv.com Intellectual Property").
                    ------------------------------------
     2.12    Taxes. Dentalserv.com properly completed and timely
             -----
filed all Tax Returns (as defined below) required to be filed by them and have paid all Taxes (as defined below) required to be paid, whether or not shown on any Tax Return. All unpaid Taxes of Dentalserv.com and its subsidiaries for periods through December
30, 2006, are reflected in Dentalserv.com Balance Sheet.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or addition attributable thereto or attributable to any failure to comply with any requirement Tax Returns.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto and including any amendment thereof.

     2.13   Labor Matters. Dentalserv.com is not a party to any
            -------------
collective bargaining agreement or other labor union contract applicable to persons employed by Dentalserv.com nor does Dentalserv.com know of any activities or proceedings of any labor union to organize any such employees.

     2.14   Compliance With Laws. To Dentalserv.com's knowledge,
            --------------------
Dentalserv.com has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Dentalserv.com.

     2.15   Minute Books. The minute books of Dentalserv.com made
            ------------
available to Medpro contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Dentalserv.com during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.16    Brokers' and Finders' Fees. Dentalserv.com has not
             --------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby except as disclosed on Schedule 2.16.

     2.17     Vote Required. The affirmative vote of
              -------------
Dentalserv.com's stockholders holding a majority of the outstanding shares of Dentalserv.com Common Stock is the only vote of the holders of any of Dentalserv.com's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.18    Board Approval. The Board of Directors of
             --------------
Dentalserv.com has (i) approved this Agreement and the Merger,
(ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Dentalserv.com and are on terms that are fair to such stockholders and (iii) intends to recommend that the stockholders of Dentalserv.com approve this Agreement and consummation of the Merger.

     2.19    Over-the-Counter Bulletin Board Quotation.
             -----------------------------------------
Dentalserv.com Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding
                 ------
pending or, to Dentalserv.com's knowledge, threatened against Dentalserv.com by Nasdaq or NASD, Inc. ("NASD") with respect to
                                         ----
any intention by such entities to prohibit or terminate the quotation of Dentalserv.com Common Stock on the OTC BB.

     2.20    Representations Complete. None of the
             ------------------------
representations or warranties made by Dentalserv.com herein or in any Schedule hereto, including the Dentalserv.com Disclosure Schedule, or certificate furnished by Dentalserv.com pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF MEDPRO
            ----------------------------------------

     Except as disclosed in that section of the document dated as of the date of this Agreement and delivered by Medpro to
Dentalserv.com prior to the execution and delivery of this
Agreement (the "Medpro Disclosure Schedule") corresponding to the
                --------------------------
Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Medpro Disclosure Schedule if it is reasonably applicable to Medpro on the face of the disclosure that it is applicable to another Section of this Agreement, Medpro represents and warrants to Dentalserv.com as follows:

     3.1    Organization, Standing and Power. Medpro is a
            --------------------------------
corporation duly organized, validly existing and in good
standing, and no certificates of dissolutions have been filed under the laws of its jurisdiction of organization.  Medpro and its subsidiaries have the corporate power to own its properties and to carry on its business as now being conducted and as
proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material
Adverse Effect on Medpro.  Medpro has delivered or made available to Dentalserv.com a true and correct copy of the Certificate of Incorporation (the "Certificate of Incorporation"), and the
                    ----------------------------
Bylaws, or other charter documents, as applicable, of Medpro, as amended to date. Medpro is not in violation of any of the provisions of its charter or bylaws or equivalent organizational documents. Medpro is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Except as disclosed in Schedule 3.1 of
                                                  ---------------
the Medpro Disclosure Schedule, Medpro does not directly or
------------------------------
indirectly own any equity or similar interest in,
or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Schedule 3.1
                                                       ------------
of the Medpro Disclosure Schedule lists, and Medpro has delivered to
---------------------------------
Dentalserv.com copies of, the charters of each committee of Medpro's Board of Directors and any code of conduct or similar policy adopted by Medpro.

     3.2    Capital Structure.  The authorized capital stock of
            -----------------
Medpro consists of 25,000,000 shares of common stock, $.01 par value, of which 22,820,529 shares of Medpro Common Stock were issued and outstanding as of the close of business on the date hereof and 5,000,000 shares of preferred stock, $.01 par value, none of which were issued and outstanding as of the close of business on the date hereof. Medpro has (a) convertible notes outstanding which Medpro expects to be converted in accordance with their terms, into 476,013.50 shares of Medpro Common Stock before the Effective Time; and (b) agreements to convert debt and other obligations of Medpro into 1,582,820.50 shares of Medpro Common Stock before the Effective Time. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Medpro Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Medpro or any agreement to which Medpro is a party or by which it is bound.

     3.3   Authority. Medpro has all requisite corporate power
           ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by Medpro's stockholders holding a majority of the outstanding shares of Medpro Common Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Medpro, subject only to the adoption of this Agreement by Medpro's stockholders holding a majority of the outstanding shares of Medpro Common Stock. This Agreement has been duly executed and delivered by Medpro and constitutes the valid and binding obligation of Medpro enforceable against Medpro in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Medpro or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Medpro or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of subsection
(ii) above could not have had and could not reasonably be expected to have a Material Adverse Effect on Medpro. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Medpro or any of its subsidiaries in connection with the execution and delivery of this Agreement by Medpro or the consummation by Medpro of the transactions contemplated hereby, except for (i) the filing of the

Certificate of Merger as provided in Section 1.2; (ii) any filings
                                     -----------
as may be required under applicable state securities laws and the securities laws of any foreign country; (v) any filings required with the OTC BB with respect to the shares of Medpro Common Stock issuable upon exchange of Dentalserv.com Common Stock in the Merger; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Medpro and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

     3.4     Financial Statements.  The financial statements of
             --------------------
Medpro provided to Dentalserv.com, including the notes thereto (the "Medpro Financial Statements") were complete and correct in
      ---------------------------
all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Medpro Financial Statements fairly present the consolidated financial condition and operating results of Medpro and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     3.5     Absence of Certain Changes.  Since June 30, 2007
             --------------------------
(the "Medpro Balance Sheet Date"), Medpro has conducted its
      -------------------------
business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Medpro's knowledge any event beyond Medpro's control that is reasonably likely to result in, a Material Adverse Effect to Medpro; (ii) any acquisition, sale or transfer of any material asset of Medpro or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Medpro or any revaluation by Medpro of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Medpro, or any direct or indirect redemption, purchase or other acquisition by Medpro of any of its shares of capital stock; (v) any material contract entered into by Medpro or any of its subsidiaries, other than in the ordinary course of business, or any amendment or termination of, or default under, any material contract to which Medpro or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to Medpro's Certificate of Incorporation or Bylaws except as required by the transactions contemplated hereby; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Medpro to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Medpro's past practices. Medpro has not agreed since June 30, 2007 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to take any of the actions described in the preceding clauses (i) through (vii) (other than negotiations with Dentalserv.com and its representatives regarding the transactions contemplated by this Agreement).

     3.6    Absence of Undisclosed Liabilities.  Medpro has no
            ----------------------------------
material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) the Balance Sheet set forth on Schedule 3.6 of the Medpro Disclosure Schedule,
             ----------------------------------------------
dated as of December 31, 2006 (the "Medpro Balance Sheet"), (ii)
                                    --------------------
those incurred in the ordinary course of business and not required to be set forth in the Medpro Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Medpro Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Medpro, and (iv) those incurred in connection with this Agreement.

     3.7    Litigation. There is no private or governmental
            ----------
action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Medpro or any of its subsidiaries, threatened against Medpro or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Medpro. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Medpro or any of its subsidiaries or any of their respective assets or business, or, to the knowledge of Medpro and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Medpro. Schedule 3.7 of the Medpro
                                   --------------------------
Disclosure Schedule lists all actions, suits, proceedings,
-------------------
claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve Medpro or any of its subsidiaries.

     3.8    Restrictions on Business Activities. There is no
            -----------------------------------
agreement, judgment, injunction, order or decree binding upon Medpro or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Medpro or any of its subsidiaries, any acquisition of property by Medpro or any of its subsidiaries or the conduct of business by Medpro or any of its subsidiaries.

     3.9   Taxes.
           -----
          (a) Medpro and any consolidated, combined, unitary or aggregate group for Tax purposes of which Medpro is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes required to be paid, whether or not shown on any Tax Return. All unpaid Taxes of Medpro for periods through December 31, 2006, are reflected in the Medpro Balance Sheet. Medpro has no liability for unpaid Taxes accruing after December 31, 2006, other than Taxes arising in the ordinary course of its business subsequent to December 31, 2006.

          (b) There is (i) no claim for Taxes that is a lien against the property of Medpro or is being asserted against Medpro other than liens for Taxes not yet due and payable;
     (ii) no audit of any Tax Return of Medpro that is being conducted by a Tax authority that is currently pending or threatened, and Medpro has not been notified of any proposed Tax claims or assessments against Medpro; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Medpro and that is currently in effect; and (iv) no agreement, contract or arrangement to which Medpro is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Medpro has not been or will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

          (c) There are no Tax sharing or Tax allocation agreements to which Medpro is a party or to which it is bound. Medpro has not filed any disclosures under
     Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Medpro has never been a member of a consolidated, combined or unitary group of which Medpro was not the ultimate Medpro corporation. Medpro has in its possession receipts for any Taxes paid to foreign Tax authorities.

          (d) Medpro has withheld (and paid over to the appropriate governmental authorities) with respect to either its employees or any third party all Taxes required to be withheld, including, but not limited to, FICA and FUTA.

          (e)    Medpro subsidiaries has never been a United
     States real property holding corporation within the meaning of Section 897 of the Code.

     3.10   Labor Matters. Medpro is not a party to any
            -------------
collective bargaining agreement or other labor union contract applicable to persons employed by Medpro nor does Medpro know of any activities or proceedings of any labor union to organize any such employees.

     3.11   Intellectual Property.  Medpro owns, or is licensed
            ---------------------
or otherwise possesses legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, maskworks, schematics, trade secrets, computer software programs (in both source code, except in circumstances where Medpro only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business
           ---------------------
of Medpro ("Medpro Intellectual Property"). Medpro owns and
            ----------------------------
possesses source code for all software owned by Medpro and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by Medpro.

     3.12   Interested Party Transactions. Except as disclosed in
            -----------------------------
Schedule 3.12 of the Medpro Disclosure Schedule, Medpro is not
-----------------------------------------------
indebted to any director or officer of Medpro (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Medpro.

     3.13   Compliance With Laws. Medpro has complied with, is
            --------------------
not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Medpro.

     3.14   Broker's and Finders' Fees. Medpro has not incurred,
            --------------------------
nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby other than payments to SC Capital Partners.

     3.15   Minute Books. The minute books of Medpro made
            ------------
available to Dentalserv.com contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Medpro during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     3.16   Vote Required. The affirmative vote of Medpro's
            -------------
stockholders holding a majority of the outstanding shares of Medpro Common Stock is the only vote of the holders of any of Medpro's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.17   Board Approval. The Board of Directors of Medpro has
            --------------
(i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Medpro and are on terms that are fair to such stockholders and (iii) intends to recommend that the stockholders of Medpro approve this Agreement and consummation of the Merger.

     3.18   Representations Complete. None of the representations
            ------------------------
or warranties made by Medpro herein or in any Schedule hereto, including the Medpro Disclosure Schedule, or certificate furnished by Medpro pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                           ARTICLE IV
               CONDUCT PRIOR TO THE EFFECTIVE TIME
               -----------------------------------

     4.1   Conduct of Business. During the period from the date
           -------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Medpro and Dentalserv.com agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its and its subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Medpro and Dentalserv.com agrees to promptly notify the other of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that would have a Material Adverse Effect on Medpro or Dentalserv.com.

     4.2   Restrictions on Conduct of Business. During the period
           -----------------------------------
from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, neither Medpro nor Dentalserv.com shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

          (a)   Charter Documents. Cause or permit any amendments
                -----------------
     to its Certificate of Incorporation or Bylaws;

          (b)   Dividends; Changes in Capital Stock. Declare or
                -----------------------------------
     pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (c)   Stock Option Agreements, Etc. Take any action to
                ----------------------------
     accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock option agreements or authorize cash payments in exchange for any options or other rights granted under any of such agreements, except changes that would allow accelerated vesting if holders of Dentalserv.com rights or options are terminated without cause within 12 months after the Effective Time;

          (d)   Material Contracts. Enter into any contract or
                ------------------
     commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice;

          (e)  Issuance of Securities. Except as set forth on
               ----------------------
     Schedule 4.2(e) and with respect to the private placement offering of up to $13,000,000.00 of Dentalserv.com Preferred Stock and warrants to purchase Dentalserv.com Common Stock, or the issuance of Medpro Common Stock in connection with the agency agreement between Medpro and SGPF, LLC, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the conversion of preferred stock, or exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

          (f)  Dispositions. Sell, lease, license or otherwise
               ------------
     dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (g)   Indebtedness. Except in its ordinary course of
                ------------
     business, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $500,000.00 in the aggregate;

          (h)   Payment of Obligations. Pay, discharge or satisfy
                ---------------------
     in an amount in excess of $50,000.00 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Medpro Financial Statements or Dentalserv.com Financial Statements, as applicable;

          (i)    Capital Expenditures. Make any capital
                 --------------------
     expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $100,000.00 individually or in the aggregate;

          (j)   Acquisitions. Except with respect to the issuance
                ------------
     of Medpro Common Stock in connection with the agency agreement between Medpro and SGPF, LLC, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

          (k)    Taxes.  Other than in the ordinary course of
                 -----
     business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (l)    Revaluation. Revalue any of its assets,
                 -----------
     including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (m)   Accounting Policies and Procedures.  Make any
                ----------------------------------
     change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

          (n)   Other. Take or agree in writing or otherwise to
                -----
     take, any of the actions described in Sections 4.2(a)
                                           ---------------
     through (m) above, or any action which would make any of its
     -----------
     representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                            ARTICLE V
                      ADDITIONAL AGREEMENTS
                      ---------------------

     5.1   Effectiveness of the Merger. Dentalserv.com shall
           ---------------------------
promptly after the date hereof take all action necessary in accordance with Nevada Law and its Certificate of Incorporation and Bylaws to approve the Merger within 45 days of the date of this Agreement.

     5.2   Access to Information.
           ---------------------

          (a) Except as prohibited by applicable law, each of Medpro and Dentalserv.com shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its subsidiaries as the other party may reasonably request. Each of Medpro and Dentalserv.com agree to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Medpro and Dentalserv.com shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or
                                    -----------
     be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3    Confidential Information; Non-Solicitation or Negotiation.
            ---------------------------------------------------------

          (a)  Confidential Information. Except in connection
               ------------------------
     with any dispute between the parties and subject to any obligation to comply with (i) any applicable law, (ii) any rule or regulation of any governmental authority or securities exchange, or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, officers, managers, employees, agents and attorneys to hold such information confidential.
     Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information received by a party from a source not known by such party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the other party, nor to any information obtained by a party which is generally known to others engaged in the trade or business of such party. In the event a party to this Agreement becomes legally compelled to disclose any such information, it shall promptly provide the others with written notice of such requirement so that the other parties to this Agreement may seek a protective order or other remedy. If this Agreement shall be terminated for any reason, the parties shall return or cause to be returned to the others all written data, information, files, records and copies of documents, worksheets and other materials obtained by such parties in connection with this Agreement.

          (b)    No Solicitation or Negotiation. Unless and until
                 ------------------------------
     this Agreement is terminated, Medpro shall not cause, suffer or permit its directors, officers, stockholders, employees, representatives, agents, investment bankers, advisors, accountants or attorneys to initiate or solicit, directly or indirectly, any inquiries or the making of any offer or proposal that constitutes or could be reasonably expected to lead to an a proposal or offer (other than by Dentalserv.com) for a stock purchase, asset acquisition, merger, consolidation or other business combination involving Medpro or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of Medpro (an "Alternative Proposal") from any person and/or entity, or engage in negotiations or discussions relating thereto or accept any Alternative Proposal, or make or authorize any statement, recommendation or solicitation in support of any Alternative Proposal. Medpro shall notify Dentalserv.com orally and in writing of the receipt of any such inquiries, offers or proposals (including the terms and conditions of any such offer or proposal, the identity of the person and/or entity making it and a copy of any written Alternative Proposal), as promptly as practicable and in any event within 48 hours after the receipt thereof, and shall keep Dentalserv.com informed of the status and details of any such inquiry, offer or proposal. Medpro shall immediately terminate any existing solicitation, activity, discussion or negotiation with any person and/or entity hereafter conducted by any officer, employee, director, stockholder or other representative thereof with respect to the foregoing.

     5.4    Public Disclosure. Unless otherwise permitted by this
            -----------------
Agreement, Medpro and Dentalserv.com shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by the SEC or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

     5.5    Consents.
            --------

     Each of Medpro and Dentalserv.com shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR.
The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

     5.6    Legal Requirements. Each of Medpro and Dentalserv.com
            ------------------
will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.7    Blue Sky Laws. Medpro shall use its reasonable best
            -------------
efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Medpro Common Stock in connection with the Merger. Dentalserv.com shall use its reasonable best efforts to assist Medpro as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Medpro Common Stock in connection with the Merger.

     5.8   Form 8-K. At least five (5) days prior to Closing,
           --------
Dentalserv.com shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by Dentalserv.com and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC ("Merger Form 8-K"), which shall be in a form
                     ---------------
reasonably acceptable to Medpro. Prior to Closing, Medpro and Dentalserv.com will prepare the press release announcing the consummation of the Merger hereunder ("Press Release").
                                       -------------
Simultaneously with the Closing, Medpro shall file and distribute the Press Release. Within four (4) business days after the Closing, the Surviving Corporation shall file the Merger Form 8-K with the SEC.

     5.9   Indemnification.
           ---------------

          (a) After the Effective Time, the Surviving Corporation will fulfill and honor in all respects (i) the obligations of Dentalserv.com pursuant to the indemnification provisions of Dentalserv.com's Articles of Incorporation and Bylaws or any indemnification agreement with Dentalserv.com officers and directors to which Dentalserv.com is a party, and (ii) the obligations of Medpro pursuant to the indemnification provisions of Medpro's Certificate of Incorporation and Bylaws or any indemnification agreement with Medpro officers and directors to which Medpro is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. All such indemnification agreements are forth on Schedule 5.9 of the Dentalserv.com Disclosure
              ---------------------------------------------
     Schedule or Schedule 5.9 of the Medpro Disclosure Schedule,
     --------    ----------------------------------------------
     as applicable. Without limitation of the foregoing, in the event any person so indemnified (an "Indemnified Party") is
                                          -----------------
     or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Dentalserv.com or Medpro (as the case may be) shall pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by the Law . Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon
                                         -----------
     learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Dentalserv.com, Medpro, or the Surviving Corporation (as the case may be, the "Indemnifying Party") of such claim.

          (b) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of either Dentalserv.com or Medpro occurring before the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period lasting until the expiration of five years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section 5.9, such
                                     -----------
     Indemnified Party shall be entitled to be represented by counsel, which counsel shall be selected by the Indemnifying Party (provided that if use of such counsel would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of the Indemnifying Party, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to the Indemnifying Party) and following the Effective Time, the the Indemnifying Party shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Indemnifying Party will cooperate in the defense of any such matter; provided, however, that the Indemnifying Party shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made prior to the expiration of such five year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

          (c)   The provisions of this Section 5.9 are intended
                                       -----------
     to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     5.10   Tax Treatment. For U.S. federal income tax purposes,
            -------------
it is intended that the Merger qualify as a reorganization within the meaning of the Code, and the parties hereto intend that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). the Surviving Corporation will report the Merger on its income tax returns in a manner consistent with treatment of the Merger as a Code Section 368(a) reorganization. Neither Medpro, Dentalserv.com nor any of there respective affiliates has taken any action, nor will they take any action, that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under
Section 368 of the Code.

     5.11   Best Efforts and Further Assurances. Each of the
            -----------------------------------
parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                           ARTICLE VI
                    CONDITIONS TO THE MERGER
                    ------------------------

     6.1   Conditions to Obligations of Each Party to Effect the
           -----------------------------------------------------
Merger. The respective obligations of each party to this
------
Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)    Stockholder Approval. This Agreement and the
                 --------------------
     Merger shall have been approved and adopted by the requisite vote of the stockholders of Dentalserv.com under Nevada Law and by the requisite vote of the stockholders of Medpro under Delaware Law.

          (b)    No Injunctions or Restraints; Illegality. No
                 ----------------------------------------
     temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

          (c)    Governmental Approvals. Medpro, Dentalserv.com
                 ----------------------
     and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

     6.2     Additional Conditions to Obligations of
             ---------------------------------------
Dentalserv.com. The obligations of Dentalserv.com to consummate
--------------
and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Dentalserv.com:

          (a)   Representations, Warranties and Covenants. (i)
                -----------------------------------------
     The representations and warranties of Medpro in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective
     Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Medpro shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b)   Certificate of Medpro. Dentalserv.com shall have
                ---------------------
     been provided with a certificate executed on behalf of Medpro by its President and Chief Financial Officer certifying that the conditions set forth in Section 6.2(a) shall have been fulfilled.

          (c)   Third Party Consents. Dentalserv.com shall have
                --------------------
     been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Medpro set forth on Schedule 6.2(c) of the Medpro Disclosure Schedule.

          (d)   Injunctions or Restraints on Conduct of Business.
                ------------------------------------------------
     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Medpro's conduct or operation of the business of Medpro and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e)   No Material Adverse Changes. There shall not have
                ---------------------------
     occurred any Material Adverse Effect on Medpro, or any change that has a Material Adverse Effect on Medpro.

          6.3   Additional Conditions to the Obligations of
                -------------------------------------------
     Medpro. The obligations of Medpro to consummate and effect
     ------
     this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Medpro:

          (a)   Representations, Warranties and Covenants. (i)
                -----------------------------------------
     The representations and warranties of Dentalserv.com in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Dentalserv.com shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)   Certificate of Dentalserv.com.  Medpro shall have
                -----------------------------
     been provided with a certificate executed on behalf of Dentalserv.com by its President and Chief Financial Officer certifying that the conditions set forth in Section 6.3(a) shall have been fulfilled.

          (c)   Injunctions or Restraints on Conduct of Business.
                ------------------------------------------------
     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Dentalserv.com's conduct or operation of the business of Dentalserv.com following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (d)   No Material Adverse Changes. There shall not have
                ---------------------------
     occurred any Material Adverse Effect on Dentalserv.com, or any change that has a Material Adverse Effect on Dentalserv.com.

          (e)  Officers and Directors of Dentalserv.com.
               ----------------------------------------
     Dentalserv.com shall have obtained and delivered to Medpro copies of the resignations of those persons listed on
     Schedule 6.3(e) from their positions as officers and
     ---------------
     directors of Dentalserv.com, and shall have taken all necessary action for the appointment of the persons listed on Schedule 6.2(e) to the positions set forth opposite their
        ---------------
     names, all effective at and as of the Closing. Immediately prior to the effectiveness of the resignations of the directors of Dentalserv.com, the directors of Dentalserv.com shall have appointed persons designated by Medpro to fill vacancies on Dentalserv.com's board of directors, including, if applicable, vacancies created by the resignations described herein.

          (f)   Stock Quotation. Dentalserv.com Common Stock at
                ---------------
     Closing shall be quoted on the OTC BB, and there will be no action or proceeding pending or threatened against Dentalserv.com by the NASD to prohibit or terminate the quotation of Dentalserv.com Common Stock on the OTC BB.

          (g)  SEC Compliance. Immediately prior to the Closing,
               --------------
     Dentalserv.com shall be in compliance with the reporting requirements under the Exchange Act, and shall have timely filed all Exchange Act reports for the twelve month period preceding the Closing.

                           ARTICLE VII
                TERMINATION, AMENDMENT AND WAIVER
                ---------------------------------

     7.1    Termination. At any time prior to the Effective Time,
            -----------
whether before or after approval of the matters presented in connection with the Merger by the stockholders of Dentalserv.com, this Agreement may be terminated:

          (a)  by mutual consent of Medpro and Dentalserv.com;

          (b) by either Medpro or Dentalserv.com, if, without fault of the terminating party, the Closing shall not have occurred on or before October 31, 2007, or such later date as may be agreed upon in writing by the parties hereto (the "Final Date");
      ----------

          (c) by Medpro, if Dentalserv.com breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in
     Section 6.3(a) not to be satisfied and such breach shall not
     --------------
     have been cured within ten (10) business days of receipt by Dentalserv.com of written notice of such breach (and Medpro has not willfully breached any of its covenants hereunder, which breach is not cured);

          (d) by Dentalserv.com, if Medpro breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in
     Section 6.2(a) not to be satisfied and such breach shall not
     --------------
     have been cured within ten (10) business days of receipt by Medpro of written notice of such breach (and Dentalserv.com has not willfully breached any of its covenants hereunder, which breach is not cured); or

          (e) by either Medpro or Dentalserv.com if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) any required approval of the stockholders of Medpro or Dentalserv.com shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof (provided that the right to terminate this Agreement under this subsection (ii) shall not be available to Medpro or Dentalserv.com where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of Medpro or Dentalserv.com and such action or failure constitutes a breach by Medpro or Dentalserv.com of this Agreement).

     7.2   Effect of Termination. In the event of termination of
           ---------------------
this Agreement as provided in Section 7.1, this Agreement shall
                              -----------
forthwith become void and there shall be no liability or obligation on the part of Medpro or Dentalserv.com or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.3 (Confidentiality),
                        -----------
Section 7.3 (Expenses and Termination Fees), this Section 7.2 and
-----------                                       -----------
Section 8.1 (Non-Survival at Effective Time) shall remain in full
-----------
force and effect and survive any termination of this Agreement. Nothing herein shall relieve any party from liability in connection with a breach by such party of the representations, warranties or covenants of such party to this Agreement.

     7.3    Expenses and Termination Fees.
            -----------------------------

          (a)  Subject to subsections (b) and (c) of this
     Section 7.3, whether or not the Merger is consummated, all
     -----------
     costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby
     (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

          (b)  If Medpro terminates this Agreement pursuant to
     Section 7.1(c) then Dentalserv.com shall promptly reimburse
     --------------
     Medpro for all of the out-of-pocket costs and expenses incurred by Medpro in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

          (c)  If Dentalserv.com terminates this Agreement
     pursuant to Section 7.1(d) Medpro shall promptly reimburse
                 --------------
     Dentalserv.com for all of the out-of-pocket costs and expenses incurred by Dentalserv.com in connection with this Agreement and the transactions contemplated hereby
     (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

     7.4    Amendment. The Boards of Directors of the parties
            ---------
hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Medpro shall not
(i) alter or change the amount or kind of consideration to be received on conversion of Medpro Common Stock, (ii) alter or change any term of the Articles of Incorporation of Dentalserv.com to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Medpro Common Stock.

     7.5    Extension; Waiver. At any time prior to the Effective
            -----------------
Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                          ARTICLE VIII
                       GENERAL PROVISIONS
                       ------------------

     8.1   Non-Survival at Effective Time. The representations,
           ------------------------------
warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.3 (Confidentiality), 5.8 (Form 8-K),
                    -----------                    ---
5.9 (Indemnification), 5.11 (Best Efforts and Further
---                    ----
Assurances), 7.3 (Expenses and Termination Fees), 7.4
             ---                                  ---
(Amendment), and this Article VIII shall survive the Effective Time.
                      ------------
     8.2    Notices. All notices and other communications
            -------
hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)  if to Medpro, to:


               Medpro Safety Products, Inc.
               817 Winchester Road

               Lexington, KY 40505
               Attention: Chief Executive Officer
               Facsimile No.: (859) 225-5347
               Telephone No.: (859) 225-5375


               with a copy (which shall not constitute notice to Medpro) to:

               Frost Brown Todd LLC
               250 West Main, Suite 2700
               Lexington, Kentucky
               Attention: Paul E. Sullivan, Esq.
               Facsimile No.: (859) 231-0011
               Telephone No.: (859) 231-0000

          (b)  if to Dentalserv.com, to:

               Dentalserv.com
               20 W. 55th Street
               5th Floor
               New York, NY 10010
               Tel. No.:(212) 849-8248
               Fax No.: (212) 867-1416


               with a copy (which shall not constitute notice to Dentalserv.com) to:

               Law Office of Eugene Michael Kennedy
               517 SW First Avenue
               Ft. Lauderdale, FL 33301
               Attn: Eugene Michael Kennedy, Esq.
               Tel. No.:  (954) 524-4155
               Fax No.:  (954) 525-4169



     8.3    Interpretation. When a reference is made in this
            --------------
Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 5, 2007. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4   Counterparts. This Agreement may be executed in one or
           ------------
more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5   Entire Agreement; Nonassignability; Parties in
           ----------------------------------------------
Interest. This Agreement and the documents and instruments and
--------
other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including Dentalserv.com Disclosure Schedule and the Medpro Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     8.6   Severability. If any provision of this Agreement, or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7    Remedies Cumulative. Except as otherwise provided
            -------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.8    Governing Law. This Agreement shall be governed by
            -------------
and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9    Rules of Construction. The parties hereto agree that
            ---------------------
they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                    [SIGNATURE PAGE FOLLOWS]

                 Merger Agreement Signature Page

     IN WITNESS WHEREOF, Medpro and Dentalserv.com have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                 DENTALSERV.COM


                                 By:__________________________




                                 _____________________________




                                 MEDPRO SAFETY PRODUCTS, INC.


                                 By:__________________________

                            Exhibit A
                            ---------

                      CERTIFICATE OF MERGER

                               Of

                  Medpro Safety Products, Inc.

                    (a Delaware corporation)

                          with and into

                         DENTALSERV.COM

                     (a Nevada corporation)

Under Section 78.416 of the Private Corporations law, Nevada Revised Statutes

  The undersigned corporation, Dentalserv.com, hereby certifies that:

          FIRST:    The name and state of incorporation of each
of the constituent corporations is: Medpro Safety Products, Inc., a Delaware corporation (the "Disappearing Corporation"), and
                             ------------------------
Dentalserv.com, a Nevada corporation (the "Surviving Corporation").
                                           ---------------------
          SECOND:   An agreement of merger has been approved,
adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of the Private Corporations law, Nevada Revised Statues.

          THIRD:   The name of the Surviving Corporation is
Dentalserv.com.

          FOURTH:  The Amended and Restated Articles of
Incorporation, in the form of attached Exhibit A, shall be the
                                       ---------
Articles of Incorporation of the Surviving Corporation, which shall change its name to Medpro Safety Products, Inc. upon the effectiveness of this Certificate.

          FIFTH:   The executed agreement of merger is on file at
the principal place of business of the Surviving Corporation at:

                  Dentalserv.com
                  20 W. 55th Street
                  5th Floor
                  New York, NY 10010

          SIXTH:   A copy of the agreement of merger will be
furnished by the Surviving Corporation on request, and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

          SEVENTH: This Certificate of Merger will be effective at 5:00 p.m. Eastern Time on _________, 2007.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of Dentalserv.com as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

     DATED: October ___, 2007

                                  Dentalserv.com
                                  _____________________________
                                  a Nevada corporation


                                  By:___________________________
                                     Dr. Lawrence Chimerine,
                                     Chief Executive Officer







__________________________________________________________________

                            Exhibit B
                            ---------
                                                        EXHIBIT A

                      AMENDED AND RESTATED

                    ARTICLES OF INCORPORATION

                               OF

                         DENTALSERV.COM



DENTALSERV.COM, a Nevada corporation (the "Corporation"), does hereby certify that:

FIRST:    The original articles of incorporation of the
Corporation were filed with the Secretary of State of the Nevada on December 15, 1999 (the "Original Articles of Incorporation").

SECOND:   That the Board of Directors of the Corporation, by
unanimous written consent dated as of August 13, 2007, adopted resolutions setting forth proposed amendments to the Original Articles of Incorporation, declaring such amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof.


THIRD:   That  thereafter, pursuant to Section 78.320 of the
Private Corporations law, Nevada Revised Statutes, written consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

FOURTH:   That  said amendments were duly adopted in accordance
with the provisions of Sections 78.1955, 78.2055, 78.315 & 78.320 of the Private Corporations law, Nevada Revised Statutes.

FIFTH:   That the capital of the Corporation shall not be reduced
under or by reason of said amendments.

SIXTH: The Original Articles of Incorporation of the Corporation are hereby amended and restated to read in full as follows:


ARTICLE I  NAME

The name of this corporation is Medpro Safety Products, Inc.

ARTICLE II PURPOSES

The purpose, object and nature of the business for which this corporation is organized are:

(a)  to engage in any lawful activity; and

(b) to carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE III    DURATION

The corporation will have perpetual existence.

ARTICLE IV POWERS

The powers of the corporation will be those powers granted by
78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation will have the following specific powers:

(a) To elect or appoint officers and agents of the corporation and fix their compensation;

(b) To act as an agent for any individual, association, partnership, corporation, or other legal entity;

(c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

(d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares purchased, directly or indirectly, out of earned surplus;

(e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

ARTICLE V  AUTHORIZED CAPITAL STOCK


(a) The total number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of Ninety Million (90,000,000) shares of Common Stock, par value $0.001 per share, (hereafter called the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share, (hereinafter called the "Preferred Stock")

(b) Each four (4) shares of Common Stock outstanding at 5:00 p.m. on August 10, 2007, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.001 per share.

(c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designations or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuances of such series of Preferred Stock.

ARTICLE VI DIRECTORS

Section 1. Size of Board. The number of directors of this corporation may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors. Their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties will be such as are prescribed by statute and in the bylaws of the corporation.

Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

(a) To make, alter, amend and repeal the bylaws subject to the power of the shareholders to alter or repeal the bylaws made by the Board of Directors;

(b) Subject to the applicable provisions of the bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the account and books of the corporation, or any of them, will be open to shareholder inspection. No shareholder will have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the corporation;

(c) To issue stock of the corporation for consideration of any tangible or intangible property or benefit to the corporation including, but not limited to, cash, promissory notes, services performed, or for any other assets of value in accordance with the action of the Board of Directors without vote or consent of the shareholders and the judgment of the Board of Directors as to value received and in return therefore will be conclusive and said stock when issued will be fully paid and non-assessable;

(d) To authorize and issue, without shareholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after acquired property;

(e) To determine whether any and if so what part of the earned surplus of the corporation will be paid in dividends to the shareholders, and to direct and determine other use and disposition of such earned surplus;

(f) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

(g) To establish bonus, profit-sharing, stock option or other types of incentive compensation plans for the employees, including officers and directors, of the corporation and to fix the amount of profits to be shared and distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which to the extent permitted by law and authorized by the resolution of the bylaws will have and may exercise the powers of the Board;

(i) To provide for the reasonable compensation of its own members by bylaws, and to fix the terms and conditions upon which such compensation will be paid;

(j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the bylaws of the corporation.

Section 3. Interested Directors. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm, association, or other legal entity will be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm or association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that (1) the interest of each such director will have been disclosed to or known by the Board and a disinterested majority of the Board will have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.144 are met.

ARTICLE VII    LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

     The personal liability of a director or officer of the corporation to the corporation or the shareholders for damages for breach of fiduciary duty as a director or officer will be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

ARTICLE VIII   INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation as follows:

(a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.

(b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer or employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonable incurred by him in connection with the defense.

(d) Any indemnification under subsection (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     By the stockholders;

     (i) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (ii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (iii) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication established that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX     PLACE OF MEETING; CORPORATE RECORD BOOKS

Subject to the laws of the State of Nevada, the shareholders and the directors will have the power to hold their meeting, and the directors will have the power to have an office or offices and to maintain the books of the corporation outside the State of Nevada, at such place or places as may from time to time be designated in the bylaws or by appropriate resolution.

ARTICLE X  AMENDMENT OF ARTICLES

The provision of these articles of incorporation may be amended, altered or repealed from time to time to the extent and manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force maybe added. All rights herein conferred on the directors, officers and shareholders are granted subject to reservation.

 Dentalserv.com
_______________________________________________________________
a Nevada corporation


By:____________________________________________________________
   Name:
   Title:

                  AGREEMENT AND PLAN OF MERGER

                             BETWEEN

                  MEDPRO SAFETY PRODUCTS, INC.

                               AND

                         DENTALSERV.COM

                        September 5, 2007
______________________________________________________________________

                        Table of Contents

                                                                   Page
                                                                   ----

ARTICLE I THE MERGER                                                 1

  1.1     The Merger                                                 1

  1.2     Closing; Effective Time                                    1

  1.3     Effect of the Merger                                       2

  1.4     Conversion of MedPro Common Stock                          2

  1.5     Surrender of Certificates                                  2

  1.6     No Further Ownership Rights in Medpro Common Stock         3

  1.7     Lost, Stolen or Destroyed Certificates                     3

  1.8     Tax Consequences                                           4

  1.9     Withholding Rights                                         4

  1.10    Taking of Necessary Action; Further Action                 4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF DENTALSERV.COM          4

  2.1     Organization, Standing and Power                           4

  2.2     Capital Structure                                          5

  2.3     Authority                                                  5

  2.4     Financial Statements                                       6

  2.5     Absence of Certain Changes                                 6

  2.6     Absence of Undisclosed Liabilities                         7

  2.7     Litigation                                                 7

  2.8     Restrictions on Business Activities                        7

  2.9     Governmental Authorization                                 7

  2.10    Title to Property                                          7

                                                                   Page
                                                                   ----

  2.11    Intellectual Property                                      7

  2.12    Taxes                                                      8

  2.13    Labor Matters                                              8

  2.14    Compliance With Laws                                       8

  2.15    Minute Books                                               8

  2.16    Brokers' and Finders' Fees                                 8

  2.17    Vote Required                                              8

  2.18    Board Approval                                             9

  2.19    Over-the-Counter Bulletin Board Quotation                  9

  2.20    Representations Complete                                   9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF MEDPRO                 9

  3.1     Organization, Standing and Power                           9

  3.2     Capital Structure                                         10

  3.3     Authority                                                 10

  3.4     Financial Statements                                      11

  3.5     Absence of Certain Changes                                11

  3.6     Absence of Undisclosed Liabilities                        11

  3.7     Litigation                                                12

  3.8     Restrictions on Business Activities                       12

                                                                   Page
                                                                   ----
  3.9     Taxes                                                     12

  3.10    Labor Matters                                             13

  3.11    Intellectual Property                                     13

  3.12    Interested Party Transactions                             13

  3.13    Compliance With Laws                                      13

  3.14    Broker's and Finders' Fees                                13

  3.15    Minute Books                                              14

  3.16    Vote Required                                             14

  3.17    Board Approval                                            14

  3.18    Representations Complete                                  14

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME                     14

  4.1     Conduct of Business                                       14

  4.2     Restrictions on Conduct of Business                       15

ARTICLE V ADDITIONAL AGREEMENTS                                     17

  5.1     Effectiveness of Merger                                   17

  5.2     Access to Information                                     17

  5.3     Confidential Information; Non-Solicitation or Negotiation 17

  5.4     Public Disclosure                                         18

  5.5     Consents                                                  18

  5.6     Legal Requirements                                        19

  5.7     Blue Sky Laws                                             19

  5.8     Form 8-K                                                  19

  5.9     Indemnification                                           19

  5.10    Tax Treatment                                             20

  5.11    Best Efforts and Further Assurances                       21

ARTICLE VI CONDITIONS TO THE MERGER                                 21

  6.1     Conditions to Obligations of Each Party to Effect         21
          the Merger

  6.2     Additional Conditions to Obligations of Dentalserv.com    21

  6.3     Additional Conditions to the Obligations of Medpro        22

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER                       23

  7.1     Termination                                               23

  7.2     Effect of Termination                                     24

  7.3     Expenses and Termination Fees                             24

  7.4     Amendment                                                 25

  7.5     Extension; Waiver                                         25

ARTICLE VIII GENERAL PROVISIONS                                     25

  8.1     Non-Survival at Effective Time                            25

  8.2     Notices                                                   25

  8.3     Interpretation                                            26

  8.4     Counterparts                                              27

  8.5     Entire Agreement; Nonassignability; Parties in Interest   27

  8.6     Severability                                              27

  8.7     Remedies Cumulative                                       27

  8.8     Governing Law                                             27

  8.9     Rules of Construction                                     27


______________________________________________________________________



                        TABLE OF CONTENTS
                        -----------------


EXHIBITS


A - Certificate of Merger


B- Amended and Restated Articles of Incorporation


SCHEDULES
---------

Dentalserv.com Disclosure Schedule
Medpro Disclosure Schedule





_____________________________________________________________________